Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ON SEMICONDUCTOR CORPORATION

ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024, SERIES B

CUSIP: 682189 AE 5

No. 1	$259,508,000.00

ON Semiconductor Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum as set forth on Schedule I hereto on April 15, 2024, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note shall not bear interest (except as provided by the following paragraph) and the principal amount of this Note shall not accrete.

To the extent that payment of such interest is enforceable under applicable law, the Company promises to pay interest on overdue payments of principal (whether at maturity or in connection with any redemption, repurchase or otherwise) at the rate of 1.00% per annum.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ON SEMICONDUCTOR CORPORATION,

by	/s/ Robert C. Mahoney
Name:	Robert C. Mahoney
Title:	Executive Vice President, Sales and Marketing

Attested by:	/s/ Judith A. Boyle
Name:	Judith A. Boyle
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: July 21, 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, N.A. as Trustee, certifies that this is one of the Note referred to in the Indenture.

by:	/s/ Joseph P. O’Donnell
Authorized Signatory

ON SEMICONDUCTOR CORPORATION

ZERO COUPON CONVERTIBLE SENIOR

SUBORDINATED NOTES DUE 2024, SERIES B

This Note is one of a duly authorized issue of Notes of the Company, designated as its Zero Coupon Convertible Senior Subordinated Notes Due 2024, Series B (herein called the “Notes”), limited in aggregate principal amount to $260,000,000, issued and to be issued under and pursuant to an Indenture dated as of July 21, 2006 (herein called the “Indenture”), between the Company, Semiconductor Components Industries, LLC, SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., Semiconductor Components Industries of Rhode Island, Inc., SCG International Development LLC and Semiconductor Components Industries International of Rhode Island, Inc., as guarantors (collectively, the “Note Guarantors”) and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Note Guarantors and the holders of the Notes.

To guarantee the due and punctual payment of the principal of the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Note Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

The Notes are subordinated in right of payment to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each of the Issuers and each Note Guarantor agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

In case an Event of Default shall have occurred and be continuing, the principal of all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of each Noteholder so affected: (a) extend the fixed maturity of any Note; (b) reduce the principal amount or premium thereof or change the date on which any Note may be redeemed pursuant to Section 3.01(a) of the Indenture; (c) reduce any amount payable on redemption or repurchase of the Notes; (d) change the obligation of the Company to repurchase any Note at the option of a Noteholder on a Repurchase Date in a manner adverse to the holders of Notes, or change the obligation of the Company to repurchase any Note upon the happening of a Designated Event in a manner adverse to the holders of Notes; (e) impair the right of any Noteholder to receive payment of principal of such holder’s Notes on or after the due dates therefore or to institute suit for the payment thereof; (f) make the principal thereof payable in any coin or currency other than that provided herein; (g) impair the right to convert the Notes or reduce the amount of consideration receivable by a Noteholder upon conversion subject to the terms set forth in the Indenture, including Section 15.06 thereof; (h) modify any of the provisions of Section 11.02 or Section 7.07 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected; (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 5.02 of the Indenture; (j) reduce the quorum or voting requirements set forth in Article 10 or modify or change Article 16, 17 or 18 in any manner adverse to the Noteholders’ rights thereunder; or (k) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment or supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except (A) a default in the payment of the principal of any of the Notes, (B) a default in the payment of the Redemption Price pursuant to Article 3 of the Indenture, (C) a default in the payment of the Designated Event Repurchase Price or the Repurchase Price pursuant to Article 3 of the Indenture, or (D) a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

At any time on or after April 15, 2010 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a cash Redemption Price equal to 100% of the principal amount of the Notes being redeemed.

The Notes are not subject to redemption through the operation of any sinking fund.

Subject to the provisions of the Indenture, if a Noteholder elects to convert Notes in connection with a Fundamental Change that occurs prior to April 15, 2010, in which the consideration is not at least 90% common stock that is either (1) listed on or immediately after such Fundamental Change will be listed on, a United States national securities exchange or (2) is approved, or immediately after such Fundamental Change will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as set forth in the Indenture.

If a Designated Event occurs at any time prior to maturity of the Notes, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder, on a date specified by the Company that is thirty (30) days after notice thereof at a cash Designated Event Repurchase Price of 100% of the principal amount. The Notes will be subject to repurchase in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Designated Event. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Designated Event Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, on or before the close of business on the second Business Day immediately preceding the Designated Event Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder on April 15 of 2010, 2014 and 2019 in whole multiples of $1,000 at a cash Repurchase Price of 100% of the principal amount; provided however, that no Notes may be repurchased by the Company pursuant to this paragraph if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Repurchase Date. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the date that is two Business Days prior to the Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Designated Event Repurchase Notice or the Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Designated Event Repurchase Date or the Repurchase Date, as the case may be, all as provided in the Indenture.

If money or cash, sufficient to pay the Designated Event Repurchase Price or the Repurchase Price of all Notes or portions thereof to be purchased as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, is deposited with the Trustee (or other paying agent appointed by the Company), on the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into cash and shares of the Company’s Common Stock at a Conversion Rate of 101.8849 shares (a conversion price of approximately $9.8150 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. At the Company’s option, the Company may issue one share of its Common Stock in lieu of paying cash for fractional shares.

A Note in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	ON SEMICONDUCTOR CORPORATION

WELLS FARGO BANK, N.A.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and shares of Common Stock of ON Semiconductor Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below; provided that the Company may at its option issue one share of Common Stock in lieu of paying cash for any fractional shares. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

DESIGNATED EVENT REPURCHASE NOTICE

TO:        ON SEMICONDUCTOR CORPORATION

WELLS FARGO BANK, N.A

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from ON Semiconductor Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes, or applicable portion thereof, shall be repurchased by the Company pursuant to the terms and conditions specified in the Indenture.

$              principal amount of the Notes to which this Designated Event Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

REPURCHASE NOTICE

TO:        ON SEMICONDUCTOR CORPORATION

WELLS FARGO BANK, N.A.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from ON Semiconductor Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes, or applicable portion thereof, shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

$             principal amount of the Notes to which this Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                              hereby sell(s) assign(s) and transfer(s) unto                                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To ON Semiconductor Corporation or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to ON Semiconductor Corporation or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Designated Event Repurchase Notice, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

ON SEMICONDUCTOR CORPORATION

Zero Coupon Convertible Senior Subordinated Notes Due 2024, Series B

Certificate No.1

The original principal amount of this Note is TWO HUNDRED FIFTY-NINE MILLION FIVE HUNDRED EIGHT DOLLARS ($259,508,000.00). The principal amount has been adjusted in accordance with the terms of the Indenture as set forth below:

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian